UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 2, 2024

City Office REIT, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-36409	98-1141883
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

666 Burrard Street, Suite 3210, Vancouver, British Columbia,	V6C 2X8
(Address of principal executive offices)	(Zip Code)

(604) 806-3366

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Ticker Symbols:	Name of Each Exchange on Which Registered
Common Stock, $0.01 par value	CIO	New York Stock Exchange
6.625% Series A Cumulative Redeemable Preferred Stock, $0.01 par value per share	CIO.PrA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At a previously scheduled meeting held on May 2, 2024, each of the Board of Directors (the “Board”) of City Office REIT, Inc. (the “Company”) and the Compensation Committee of the Board (the “Compensation Committee”) took the following actions with respect to awards of restricted stock unit awards (“RSUs”), performance-based restricted stock unit awards (“PSUs”) and dividend equivalency rights (“DERs”), in each case issued pursuant to the Company’s Equity Incentive Plan, as amended (the “Plan”):

(a) Adoption of New Form of Performance Restricted Unit Award Agreement

The Board and the Compensation Committee adopted a new form of performance-based restricted unit award agreement (the “Performance RSU Award Agreement”) that will be used to grant PSUs pursuant to the Plan. The new form is consistent in all material respects with the Company’s previously-filed form of Performance RSU Award Agreement, other than that such new form provides that the number of shares of the Company’s common stock, par value $0.01 per share (“shares”) issuable pursuant to the PSUs and DERs granted pursuant to the Performance RSU Award Agreement, taken together with the shares issuable pursuant to any other grants under the Plan, shall not exceed the annual limitation set forth in Section 6 of the Plan (the “Annual Limitation”).

The foregoing description of the form of Performance RSU Award Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the form of Performance RSU Award Agreement that is attached hereto as Exhibit 10.1 and incorporated herein by reference.

(b) Approval of Acknowledgment Agreements

The Board and the Compensation Committee approved the Company’s entry into acknowledgement agreements (the “Acknowledgment Agreements”) with each of James Farrar, the Company’s Chief Executive Officer, and Gregory Tylee, the Company’s President and Chief Operating Officer. The Acknowledgement Agreements clarify that to the extent that future vesting of RSUs, PSUs and DERs could otherwise be inconsistent with the Annual Limitation, the number of shares issuable pursuant to such vesting shall not exceed the Annual Limitation. Pursuant to the terms of the Acknowledgement Agreements, to the extent any grant would exceed the Annual Limitation, (i) first, all DERs shall be issued and paid in cash, to the extent permitted pursuant to Section 12(a) of the Plan (the “Cash DERs Payment”), (ii) then, to the extent that any grants exceed the Annual Limitation after giving effect to the Cash DERs Payment, such grants shall be adjusted in accordance with the Plan so that the maximum number of shares that may underlie grants in any one year to any grantee shall not exceed the Annual Limitation as specified in Section 6 of the Plan, or such other limit, if any, as specified in the Plan.

The foregoing description of the Acknowledgment Agreements does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the forms of Acknowledgment Agreements that are attached hereto as Exhibits 10.2 and 10.3, respectively, and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Description

10.1	Form of Performance Restricted Stock Unit Award Agreement.*

10.2	Form of Acknowledgment Agreement by and between the Company and James Farrar.†

10.3	Form of Acknowledgment Agreement by and between the Company and Gregory Tylee.†

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

†	Filed herewith.
*	Compensatory Plan or arrangement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITY OFFICE REIT, INC.

Date: May 3, 2024	By:	/s/ Anthony Maretic
	Name:	Anthony Maretic
	Title:	Chief Financial Officer, Secretary and Treasurer